UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 947-6900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Solicting material pursuant to Rule 14a-12 under the Exchnage Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 -  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2007, in the ordinary course of executive compensation actions, the Heritage Commerce Corp Compensation Committee and Board of Directors approved bonus payments pursuant to the Company’s Management to the following executive officers who will be the “named executive officers” for purposes of the Company’s proxy statement for the 2007 annual shareholders meeting, as defined below:

Name	Title	2006 Bonus

Walter T. Kaczmarek	President and Chief Executive Officer	$193,000
Raymond Parker	Executive Vice President/Banking Division	$130,000
William J. Del Biaggio Jr.	Executive Vice President and Founding Chairman of the Board	$72,000
Richard Hagerty	Executive Vice President and Chief Credit Officer	$56,110
Lawrence D. McGovern	Executive Vice President and Chief Financial Officer	$100,000

ITEM 8.01 - Other Events

On February 22, 2007, the Heritage Commerce Corp Board of directors set the date for the 2007 Annual Meeting for May 24, 2007. The record date for the meeting has been set for March 28, 2007. Materials for the meeting will be sent to shareholders on or about April 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: February 27, 2007          By:
Lawrence D. McGovern
Executive Vice President and
Chief Financial Officer